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                          TURBOTAK TECHNOLOGIES, INC.
                          Consolidated Balance Sheets
                                  (Unaudited)
                                 ($ Canadian)

                                                       June 30   December 31
                                                          1996       1996
                                                     ------------------------
                     Assets

Current Assets:
      Cash                                              $187,381  $  611,947
      Contracts and accounts receivable, net of
       allowance for doubtful accounts                   463,829   1,283,053
      Inventories                                        114,763     193,678
      Other current assets                                83,119      71,758
                                                     ------------------------
            Total current assets                         849,092   2,160,436

      Equipment and leasehold improvements,
       at cost, net of accumulated depreciation          101,288      98,605
                                                     ------------------------
Total Assets                                             950,380   2,259,041
                                                     ========================

            Liabilities and Stockholders' Equity
Current Liabilities:
      Accounts Payable - trade                           863,776     451,779
      Accrued expenses                                   491,826     382,384
      Billing in excess of costs and estimated
       earnings on uncompleted contracts (net)            39,780     329,494
                                                     ------------------------
            Total current liabilities                  1,395,382   1,163,657

      Convertible Debt                                 1,000,000   1,000,000
Total liabilities                                      2,395,382   2,163,657

Stockholders' Equity:
      Common stock, no par value, unlimited
       shares authorized                                 387,008   1,255,194
      Accumulated deficit                             (1,832,010) (1,159,810)
                                                     ------------------------
Total stockholders' equity                            (1,445,002)     95,384

Total Liabilities and Stockholders' Equity              $950,380  $2,259,041
                                                     ========================